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                                                        EXHIBIT 5.1

Jerusalem                                 Tel Aviv
31 Hillel Street                          3 Daiel Frisch Street
P.O. Box 69                               P.O. Box 33777
Jerusalem 91000  Israel                   Tel Aviv 64731  Israel







                                  November 19, 1996


Accent Software International Ltd.
28 Pierre Koenig Street
Jerusalem 91530, Israel

Dear Sir and Madam:

         We refer to the Registration Statement on Form S-1 (the "Registration Statement"), filed by Accent Software International Ltd. (the "Company") with the Securities and Exchange Commission for the purpose of registering under the United States Securities Act of 1933, as amended, 1,800,000 Units (the "Units"), each consisting of one Ordinary Share nominal value NIS .01 and one Redeemable Warrant to purchase one Ordinary Share, together with 270,000 additional Units to satisfy over-allotments (together, the "Securities"), to be issued pursuant to an Underwriting Agreement between the Company and Sands Brothers & Co., Ltd. (the "Underwriter") in the form of Exhibit 1.1 to the Registration Statement (the "Underwriting Agreement").

         As counsel to the Company in Israel, we have examined such corporate records, documents, agreements and such matters of law as we have considered necessary or appropriate for the purpose of rendering this opinion. Upon the basis of such examination, we advise you that in our opinion, the Securities, if and when paid for and issued, will be duly authorized, legally issued, fully paid and nonassessable.

         We are members of the Israeli bar, and the opinion expressed herein is limited to questions arising under the laws of the State of Israel, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the captions "Risk Factors -- Service of Process and Enforcement of Judgments," "Dividends," "Management," "Description of Securities," "Taxation and Foreign Exchange Regulations," "Legal Matters," and "Experts" in the Prospectus which is a part of the Registration Statement.

                                  Very truly yours,

                                  /s/ Yigal Arnon & Co.

                                  Yigal Arnon & Co.